Exhibit 32.2
CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER
PURSUANT TO18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Green EnviroTech Holdings Corp. (the "Company") on Form 10-Q for the quarter ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Wayne Leggett, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

August 6, 2010

By:	/s/ Wayne Leggett
Wayne Leggett Chief Financial Officer (Principal Financial Officer and Accounting Officer)